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                                                                   Exhibit 10(a)

                                   ABLEST INC.

                           EXECUTIVE STOCK AWARDS PLAN

1.       Purpose.
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The plan shall be known as the Executive Stock Awards Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Ablest Inc. (the "Company") and its subsidiaries by providing executive officers with incentives to improve stockholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.

2.       Definitions.
         -----------

         (a) "Beneficial Owner" shall have the meaning provided in Rule 13d-3 promulgated under the Exchange Act.

         (b)      "Cause" means the occurrence of one of the following:

                  (i)      Conviction of, or plea of "no contest" to, a felony;

                  (ii) Willfully engaging in an act or series of acts of gross misconduct that result in demonstrable and material injury to the Company; or

                  (iii)     Material breach of any provision of an employment
                           agreement between a participating executive and the Company, which breach has not been cured in all material respects within twenty (20) days after the Company gives notice thereof to such executive.

         (c)      "Change in Control" occurs when:

                  (i) any "Person", other than Clydis D. Heist and her lineal descendants and any trusts for the benefit of her lineal descendants (collectively, the "Heist Family"), and other than any trustee or fiduciary on behalf of any Company benefit plan, becomes the "Beneficial Owner" of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person's becoming the beneficial owner of the requisite voting power, the Heist Family (or any trust or Person included therein) no longer holds a majority of the outstanding shares; or

                  (ii) the stockholders of the Company approve any merger or other business combination of the Company, or any going private transaction subject to Rule 13e-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, or any sale of all or substantially all of the Company's assets in one or a series of related transactions, or any combination of the foregoing transactions (the "Transactions"), other than a Transaction in which the Heist Family or any trust or Person included within the Heist Family is the Beneficial Owner of 50% or more of the voting securities of the surviving company (or its parent) (and, in a



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                           sale of assets, of the purchaser of the assets)
                           immediately following the Transaction; or

                  (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Disinterested Directors") cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company, with, for this purpose, any director who was not a director at the beginning of such period being deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors, so long as such director was not nominated by a person who has entered into an agreement to effect, or threatened to effect, a Change of Control.


         (d) "Common Stock" means the common stock, $.05 par value, of the Company.

         (e) "Disability" means disability as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended.

         (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (g) "Fair Market Value" of restricted shares granted hereunder shall mean the average of the high and low sale prices of a share of Common Stock on the American Stock Exchange on the last trading day of the calendar year ending immediately prior to the date of vesting of such restricted shares, or if the Company's Common Stock is not traded on such exchange, or otherwise traded publicly, the value determined, in good faith, by the Compensation Committee of the Board of Directors of the Company as of the last day of such calendar year.

         (h) "Retirement" means voluntary, late, normal or early retirement under a pension plan sponsored by the Company, as defined in such plan, or as otherwise defined or determined by the Compensation Committee of the Board of Directors of the Company with respect to senior executives of the Company generally.

         (i) "Subsidiary" means a corporation of which outstanding shares representing 50% or more of the combined voting power of such corporation are owned directly or indirectly by the Company.

3.       Administration.
         --------------

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Subject to the provisions of the Plan, the Compensation Committee shall be authorized to interpret the Plan and adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Compensation Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders, and the participants in the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.



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4.       Shares Available for the Plan.
         -----------------------------

         Subject to adjustments as provided in Section 10, an aggregate of 135,000 shares of Common Stock (hereinafter the "shares") may be issued pursuant to the Plan. Such shares may be unissued or treasury shares. If any grant under the Plan is forfeited as to any shares, such forfeited shares shall thereafter be available for further grants under the Plan.

5.       Participation.
         -------------

         Participation in the Plan will be limited to Kurt R. Moore, President, and Vincent J. Lombardo, Vice President and Chief Financial Officer, and any other executive officer chosen by the Compensation Committee.

         Nothing in the Plan or in any grant thereunder shall confer any right on any participant to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate such participant at any time.

         The maximum number of restricted shares that may be granted to any single individual in any one calendar year shall not exceed 30,000 shares.

6.       Restricted Share Grants.
         -----------------------

         Subject to the last sentence of this paragraph, initial grants of restricted shares will be made to each participant effective as of January 1, 2004, and shares subject thereto will vest on January 1, 2005. Such initial grants of restricted shares shall not be tied to any performance target and are limited to 9,000 shares in the case of the President and 4,500 shares each in the case of the Vice President and Chief Financial Officer and any other executive officer selected to participate in the Plan. Each initial grant of restricted shares made prior to the 2004 annual meeting of stockholders of the Company shall be subject to approval of the Plan by the holders of a majority of the Company's outstanding common stock and the subject shares will be forfeited if such approval is not obtained.

         The Compensation Committee shall establish applicable performance targets based on earnings before taxes (EBT) of the Company and shall determine the number of additional restricted shares that may be earned by the participants in the Plan if the applicable performance targets are met or exceeded. Performance targets shall be set by the Compensation Committee for fiscal years 2004, 2005 and 2006, and the number of additional restricted shares that may be earned with respect to each performance target for each such fiscal year shall also be set by the Compensation Committee.

         At the end of a fiscal year, if the Compensation Committee determines, after consultation with management and the Company's independent auditors, that EBT for a particular fiscal year meets or exceeds one or more of the performance targets, each participant shall receive, with respect to such fiscal year and the targets met or exceeded, the number of restricted shares provided for by the Compensation Committee . Each such grant of restricted shares awarded for a particular fiscal year shall vest on January 1 of the second fiscal year following the fiscal year for which such award was made. Accordingly, grants awarded for fiscal 2004 will vest on January 1, 2006; grants awarded for fiscal 2005 will vest on January 1, 2007; and grants awarded for fiscal 2006 will vest on January 1, 2008.




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         No later than December 15 of the year in which any restricted shares awarded under the Plan vest, the Company will credit to the participant who received such shares an amount equal to the Fair Market Value of such shares times the highest marginal tax rate applicable to such executive for federal tax purposes. This amount will be withheld and applied to the participant's federal tax account.

         The Compensation Committee, after appropriate consultation with management and the Company's independent auditors, reserves the right to adjust the final calculation of EBT if there occurs an unusual event during the fiscal year in question that has more than a minimal impact, in the Committee's judgment, on the Company's earnings.

         Each participant will be required to deposit shares with the Company during the period of any restriction thereon and to execute a blank stock power therefor.

         Except as otherwise provided by the Compensation Committee, in the event of a Change in Control or the termination of a participant's employment due to death, Disability, Retirement, or termination without Cause by the Company, all restrictions on shares granted to such participant shall lapse. On termination of a participant's employment for any other reason, including, without limitation, termination for Cause, all restricted shares subject to grants made to such participant shall be forfeited to the Company.

         Each participant who receives restricted shares will have the rights of a stockholder with respect thereto from and after the grant thereof, in accordance with and subject to the risks of forfeiture set forth herein. Notwithstanding the foregoing, no recipient may transfer, assign or encumber any restricted shares granted to him until such shares have vested in accordance with the Plan.

7.       Written Agreement.
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         Each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Compensation Committee.

8.       Listing and Registration.
         ------------------------

         If the Compensation Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any grant is necessary or desirable as a condition of, or in connection with, the issuance of same, no such shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Compensation Committee.

9.       Transfer of Participant.
         -----------------------

         Transfer of a participant from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when the right to reemployment shall no longer be guaranteed either by law or by contract.



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10.      Adjustments.
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         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Compensation Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, and in the number and kind of shares covered by grants awarded under the Plan.

11.      Termination and Modification of the Plan.
         ----------------------------------------

         The Board of Directors, without further approval of the stockholders, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the participant affected, alter or impair any grant previously made under the Plan.

         The Compensation Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

12.      Commencement Date; Stockholder Approval; Termination Date.
         ---------------------------------------------------------

         The Plan shall commence effective with the first day of fiscal 2004, subject to approval of the Plan at the 2004 annual meeting of stockholders. If such approval is not obtained, the Plan will terminate, and all grants made thereunder shall be forfeited, immediately following such annual meeting.

         Unless previously terminated, the Plan shall terminate at the close of business on the last day of fiscal 2008.


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